UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K
                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                  June 2, 2006

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                                  DCI USA, INC.
             (Exact name of registrant as specified in its charter)

              Delaware                            000-31143                           22-3742159
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 (State or other jurisdiction           (Commission File Number)       (IRS Employer Identification No.)
      of incorporation)
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                                  8 Bond Street
                           Great Neck, New York 11021
          (Address of Principal Executive Offices, including Zip Code)


      (Former Address of Principal Executive Offices, including Zip Code)

                                 (718) 383-5255
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR
230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
Act (17 CFR 240.13e-4(c))


Item 3.02. Unregistered Sales of Equity Securities, and
Item 8.01.  Other Events


         On July 28, 2006, we issued 1,350,000 restricted shares of our Common Stock ("Common Stock") to Cornell Capital Partners LP ("Cornell") and 150,000 restricted shares of our Common Stock to an individual designee of Cornell. The certificates representing such shares were dated as of June 20, 2006. We believe such issuances were exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.

         We issued these shares pursuant to an agreement (the "Waiver Agreement"), dated as of June 2, 2006, between us and Cornell, which provided for the waiver by Cornell of certain defaults under the $250,000 principal amount Debenture (each a "Debenture") which we had issued to Cornell in each of December 2004 and February 2005, and under the documents related to such Debentures. Pursuant to the Waiver Agreement, Cornell became obligated to cancel the 200,000 shares of our Series A Preferred Stock ("Preferred Stock") which we had issued to Cornell in December 2004 as a commitment fee under the Standby Equity Distribution Agreement, dated December 13, 2004, between us and Cornell. In return, we became obligated to issue to Cornell 1,500,000 shares of our Common Stock and grant to Cornell a put option to sell such 1,500,000 shares back to us at the price of seven and one-half cents ($0.075) per share. The put option has a duration of three (3) years and may be exercisable by Cornell at any time. Under the Waiver Agreement, we also agreed that the interest rate under the Debentures would be raised from 8% to 12% per annum, retroactive to the original dates as of which the Debentures were issued. In addition, subject to our compliance with the terms of the Waiver Agreement, Cornell agreed that, until November 2, 2006, it would (i) not convert any additional amount of the Debentures into shares of our Common Stock, and (ii) forebear from exercising its rights and remedies under the Debentures and the related documents.

         As of June 2, 2006, we also agreed with Cornell to terminate the Standby Equity Distribution Agreement.

         As of April 20, 2006, Cornell had elected to converted $13,500 principal amount of the $250,000 Debenture which we issued to Cornell in December 2004. As a result, on or about June 2, 2006, we issued to Cornell 350,649 restricted shares of Common Stock. We believe such issuance was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended

Item 9.01. Exhibits

Exhibit 10.1 Letter Agreement, dated as of June 2, 2006, between the Registrant and Cornell Capital Partners, LP.

Exhibit 10.2 Termination Agreement, dated as of June 2, 2006, between the Registrant and Cornell Capital Partners, LP relating to the Standby Equity Distribution Agreement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                  DCI USA, INC.



Dated:  July 31, 2006                 By:  /s/ Jonathan Ilan Ofir
                                           -------------------------------------
                                      Name: Jonathan Ilan Ofir
                                      Title:   Chief Executive Officer